UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

INOVIO BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11494 Sorrento Valley Road San Diego, California		92121-1318
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 597-6006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On July 13, 2009, Inovio Biomedial Corporation (the “Company”) received written notice from Wyeth Pharmaceuticals (“Wyeth”) of the termination without cause of the Collaboration and License Agreement, dated as of November 2, 2006, by and between Wyeth and the Company (the “Agreement”).  The termination is effective ninety (90) days from the Company’s receipt of the written notice of termination.  Under the Agreement, the Company had granted Wyeth a worldwide non-exclusive license to use the Company’s electroporation technology for delivery of therapeutic DNA vaccines against certain targets.

Revenue under the Agreement had been a material portion of the Company’s revenue from collaborative research and development arrangements in past periods.  As stated in its Form 10-Q for the quarter ended March 31, 2009 and Form 10-K for the fiscal year ended December 31, 2008, the Company had expected future revenues from Wyeth to be significantly lower than in past periods, as the Company believed Wyeth to be evaluating internal strategic options prior to initiating further development of electroporation-based infectious disease programs.  Wyeth has recently agreed to be acquired by Pfizer Inc. Termination of the Agreement enables the Company to further develop its clinical programs on an exclusive basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009

INOVIO BIOMEDICAL CORPORATION

	By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer